UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2017 (January 12, 2017)

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Learning Tree International, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	0-27248	95-3133814
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
13650 Dulles Technology Drive Suite 400
Herndon, Virginia 20171
(Address of principal executive offices)
(703) 709-9119
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On January 12, 2017, Learning Tree International, Inc. (the “Company”) entered into a Financing and Security Agreement (the “Financing Agreement”) with Action Capital Corporation (“Action Capital”) that provides the Company with access to borrow through advances of funds of up to a maximum aggregate principal amount of $3.0 million (the “Maximum Amount”). Pursuant to the Financing Agreement, the amount advanced to the Company will be based upon Action Capital’s agreed advance rate of up to 85% of the net amount of certain customer accounts receivable of the Company that are approved by Action Capital and assigned to it as collateral (the “Acceptable Accounts”). The Financing Agreement shall continue to be in full force and effect until such time as either party terminates the Financing Agreement by providing written notice. Following termination the Company will remain liable for all outstanding indebtedness owed to Action Capital under the Financing Agreement.

Under the Financing Agreement, the Company is required to pay Action Capital (i) interest on the outstanding advances at a rate equal to the prime rate of Wells Fargo Bank, N.A. in effect on the last business day of the prior month plus 1.75%, (ii) a monthly fee equal to 0.70% of the outstanding advances as of the last day of the month, and (iii) a fee of 0.25% of the Maximum Amount, which is payable to Action Capital on the date the Financing Agreement is signed and every 90 days thereafter until the Financing Agreement is terminated and all amounts advanced and other obligations to Action Capital have been fully paid and satisfied. The Company’s obligations under the Financing Agreement are secured by Acceptable Accounts, accounts receivable due from U.S. based account debtors and any contract rights, chattel paper, documents, instruments, general intangibles (excluding general intangibles consisting of intellectual property or intellectual property rights), reserves, reserve accounts, deposit and demand accounts, rebates, and books and records pertaining to the foregoing that are assigned to Action Capital and all proceeds of the foregoing property.

Pursuant to the terms of the Financing Agreement, it is considered an event of default if the Company (i) breaches any representation or warranty, (ii) fails to pay indebtedness to Action Capital when due or (iii) otherwise fails to perform any other covenant under the Financing Agreement or any other agreement between the parties, provided that in each case of (i), (ii) and (iii) that such event is not cured within 10 business days of notice being provided by Action Capital or discovery of such failure by the Company. If any such events of default occur, then Action Capital may take specified actions as set forth in the Financing Agreement, including (w) declaring any indebtedness, including outstanding Acceptable Accounts, immediately due and payable, (x) requiring any customers with Acceptable Accounts to make payments directly to Action Capital, and (y) exercising its power of attorney from the Company to take actions in the Company’s stead with respect to any Acceptable Accounts.

The foregoing brief description of the Financing Agreement does not purport to be complete and is qualified in its entirety by the Financing Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02           Results of Operations and Financial Condition.

On January 13, 2017, the Company issued a press release setting forth its results of operations for its fourth quarter and full fiscal year 2016, which ended September 30, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Item 2.02 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Financing Agreement is incorporated herein in its entirety.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1     Financing and Security Agreement between Learning Tree International, Inc. and Action Capital Corporation, dated January 12, 2017.

99.1     Press release, dated January 13, 2017.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2017	LEARNING TREE INTERNATIONAL, INC.

	By:	/s/ David Asai
David Asai Chief Financial Officer